PRICEWATERHOUSECOOPERS

                       PricewaterhouseCoopers LLP
                       203 North LaSalle Street
                       Chicago, IL  60601-1210
                       Telephone (312) 701 5500
                       Facsimile (312) 701 6533



          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 36 to the
Registration Statement of Sentry Fund, Inc. (the
"Fund") on Form N1-A (File No. 2-34038) of our report dated November 19, 1998, on our audit of the financial statements and financial highlights of the Fund. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountant" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
December 22, 1998